UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)

Registrant’s telephone number, including area code:   (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2008, the Compensation Committee of Quidel Corporation (the “Company”) approved the grant of nonqualified stock options to each of the Company’s executive officers as set forth on Exhibit 10.1 hereto as part of the Company’s 2008 Equity Incentive Program (the “2008 Equity Incentive Program”).  The stock options awarded to each of the Company’s executive officers under the 2008 Equity Incentive Program have an exercise price equal to the fair market value of the Company’s common stock as of the close of business on the grant date, April 7, 2008.  The stock options vest over four years from the date of grant with fifty percent of the stock options vesting on the second anniversary of the grant date and the remaining stock options vesting quarterly thereafter.  The 2008 Equity Incentive Program, as set forth on Exhibit 10.1 hereto, is incorporated by reference herein.

In addition, on April 7, 2007, the Compensation Committee approved a short-term cash incentive plan applicable to the Company’s executive officers for the Company’s fiscal year ending December 31, 2008 (the “2008 Short-Term Cash Incentive Plan”).  Payout under the 2008 Short-Term Cash Incentive Plan is predicated upon achievement of predetermined one-year revenue and EBITDA goals, as determined by the Board of Directors and/or its Compensation Committee, for the Company’s 2008 fiscal year.  A description of the 2008 Short-Term Cash Incentive Plan and related target bonuses is set forth on Exhibit 10.3 hereto and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

2008 Equity Incentive Program for the Company’s Executive Officers, effective as of April 7, 2008.

10.2

2008 Short-Term Cash Incentive Program for the Company’s Executive Officers, effective as of April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2008
QUIDEL CORPORATION

	By:	John M. Radak
	Name:	John M. Radak
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

2008 Equity Incentive Program for the Company’s Executive Officers, effective as of April 7, 2008.

10.2

2008 Short-Term Cash Incentive Program for the Company’s Executive Officers, effective as of April 7, 2008.